SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 30, 1999

                             PRINTONTHENET.COM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

           000-14614                                       65-0896930
--------------------------------------------------------------------------------
    (Commission File Number)                   (IRS Employer Identification No.)

4491 South State Road 7, Suite 200, Fort Lauderdale, Florida           33314
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone no. including area code:        (800) 446-4753
                                                       --------------

                                 NET LNNX, INC.
           ---------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         On December 30, 1999, PrintOnTheNet.com, Inc. (the "Company" or "POTN") completed its acquisition of PrintAmerica Interactive, Inc. ("PrintAmerica") in a transaction (the "Acquisition") in which all of PrintAmerica's outstanding common stock (1,000 shares) was acquired for one million shares of unregistered common stock of the Company. The sellers executed a non compete agreement in connection with the Acquisition, and also agreed to an 18 month lock up agreement on the Company's common stock. The Acquisition will be recorded similar to a pooling of interests for accounting purposes since 100% of the common stock of PrintAmerica is owned by the parents of brothers Benjamin Rogatinsky and Samuel Rogatinsky, who collectively own approximately 85% of the common stock of the Company. Benjamin Rogatinsky is the Chief Executive Officer and a Director of the Company, and Samuel Rogatinsky is the President and a Director of the Company. Additionally, Ben Rogatinsky and Sam Rogatinsky had served as President and Vice President, respectively, of PrintAmerica. PrintAmerica will be merged into the Company shortly following the Acquisition. In connection with the Acquisition, the Company obtained an independent valuation of PrintAmerica.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

FINANCIAL STATEMENTS

(a)      Financial Statements of Businesses Acquired

         The following audited financial statements of PrintAmerica as of and for the year and period ended December 31, 1998 and 1997, respectively, are provided herein:

         (1)      Independent Auditor's Report for the year ended December 31,
                  1998

         (2)      Balance Sheet as of December 31, 1998

         (3)      Statement of Operations for the year ended December 31, 1998

         (4) Statement of Shareholders' Equity for the year ended December 31, 1998

         (5)      Statement of Cash Flows for the year ended December 31, 1998

         (6)      Notes to Financial Statements for the year ended December 31,
                  1998

         (7) Independent Auditor's Report for the period from July 30, 1997 (Inception) through December 31, 1997

         (8)      Balance Sheet as of December 31, 1997

         (9) Statement of Operations for the period from July 30, 1997 (Inception) through December 31, 1997

         (10) Statement of Shareholders' Equity for the period from July 30, 1997 (Inception) through December 31, 1997

         (11) Statement of Cash Flows for the period from July 30, 1997 (Inception) through December 31, 1997

         (12) Notes to Financial Statements for the period from July 30, 1997 (Inception) through December 31, 1997

         The following unaudited financial statements of PrintAmerica as of and for the nine month interim periods ended September 30, 1999 and 1998 are provided herein:

         (1)      Balance Sheets as of September 30, 1999 and 1998

         (2) Statements of Operations for the nine month periods ended September 30, 1999 and 1998

         (3) Statement of Shareholders' Equity for the nine month period ended September 30, 1999

         (4) Statement of Shareholders' Equity for the nine month period ended September 30, 1998

         (5) Statements of Cash Flows for the nine month periods ended September 30, 1999 and 1998

         (6)      Notes to Financial Statements (Unaudited)

(b) Unaudited Pro Forma Financial Information

         (1) Pro Forma Combined Condensed Balance Sheet as of September 30, 1999 (Unaudited)

         (2) Pro Forma Combined Condensed Statement of Operations for the nine month period ended September 30, 1999 (Unaudited)

         (3) Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)

(c)      Exhibit No. Exhibit

         2        Stock Purchase Agreement By and Among PrintOnTheNet.com, Inc.
                  and Reuben and Shulamit Rogatinsky as Tenants by the Entireties.

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
PrintAmerica Interactive, Inc.

I have audited the accompanying balance sheet of PrintAmerica Interactive, Inc. (a Florida corporation) as of December 31, 1998, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted this audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PrintAmerica Interactive, Inc. as of December 31, 1998, and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

Esteban Brown CPA, PA

Miami, Florida

December 17, 1999

PrintAmerica Interactive, Inc.

BALANCE SHEET
================================================================================
================================================================================
December 31, 1998
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
   Cash restricted (Note 2)                                             $ 45,181
   Accounts receivable (Note 2)                                           19,997
   Inventory (Note 3)                                                    124,325
   Prepaid insurance                                                       4,509
--------------------------------------------------------------------------------
      TOTAL CURRENT ASSETS                                               194,012
--------------------------------------------------------------------------------


PROPERTY AND EQUIPMENT, NET (NOTE 4)                                     394,739
--------------------------------------------------------------------------------

OTHER ASSETS
   Intangible assets, net (Note 5,9)                                     377,182
   Deposits                                                                5,898
--------------------------------------------------------------------------------
      TOTAL OTHER ASSETS                                                 383,080
--------------------------------------------------------------------------------

TOTAL ASSETS                                                            $971,831
================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable, current portion (Note 6,9)                             $ 95,711
  Bank overdraft                                                          14,586
  Accounts payable (Note 8)                                              205,180
  Accrued expenses                                                        17,266
  Income taxes payable (Note 7)                                           10,673
--------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                                          343,416
--------------------------------------------------------------------------------

LONG-TERM LIABILITIES
   Deferred taxes (Notes 7)                                               12,884
   Notes payable long-term (Note 6,9)                                    384,177
--------------------------------------------------------------------------------
      TOTAL LONG-TERM LIABILITIES                                        397,061
--------------------------------------------------------------------------------

COMMITMENTS (NOTE 2,10)

SHAREHOLDERS' EQUITY
   Common stock, par value $1.00, 1,000 shares authorized
      issued and oustanding (Note 11)                                      1,000
   Paid-in capital (Note 8)                                              158,498
   Retained earnings                                                      71,856
--------------------------------------------------------------------------------
      TOTAL SHAREHOLDERS' EQUITY                                         231,354
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $971,831
================================================================================
See Notes to Financial Statements

PrintAmerica Interactive, Inc.
STATEMENT OF INCOME
================================================================================
================================================================================
For the year ended December 31, 1998
--------------------------------------------------------------------------------

REVENUES                                                             $ 1,512,807

COST OF SALES                                                            905,580
--------------------------------------------------------------------------------

     GROSS PROFIT                                                        607,227
--------------------------------------------------------------------------------

OPERATING EXPENSES

     General and administrative expenses                                 433,022
     Depreciation and amortization                                        61,843
--------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES                                                 484,865
--------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                                   122,362

INTEREST EXPENSE                                                          28,054
--------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                94,308

PROVISION FOR INCOME TAXES                                                23,557
--------------------------------------------------------------------------------

NET INCOME                                                           $    70,751
================================================================================
See Notes to Financial Statements

PrintAmerica Interactive, Inc.
STATEMENT OF SHAREHOLDERS' EQUITY
================================================================================
================================================================================
For the year ended December 31, 1998
--------------------------------------------------------------------------------

                                                             Additional                      Total
                                        Common Stock          Paid-in      Retained       Shareholders'
                                  Shares           Amount     Capital      Earnings          Equity
-------------------------------------------------------------------------------------------------------
Balance at December 31, 1997      1,000           $ 1,000     $ 35,776      $ 1,105          37,881

Capital contributions               --                --        56,267          --           56,267

Value of services donated
  by related parties                --                --        66,455          --           66,455

Net Income                          --                --          --         70,751          70,751
-------------------------------------------------------------------------------------------------------

Balance at December 31, 1998      1,000           $ 1,000     $158,498      $71,856         231,354

=======================================================================================================
=======================================================================================================

See Notes to Financial Statements

PrintAmerica Interactive, Inc.

STATEMENT OF CASH FLOWS
================================================================================
================================================================================
For the year ended December 31, 1998
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                         $ 70,751
    Adjustments to reconcile net income to net cash provided
    by operating activities:
        Depreciation and amortization                                    61,843
        Changes in operating assets and
        liabilites, net of effects of
        acquisitions:
            Restricted cash                                             (45,181)
            Accounts receivable                                          59,170
            Inventory                                                  (117,325)
            Prepaid insurance                                            (4,509)
            Bank overdraft                                               14,586
            Accounts payable                                             19,674
            Accrued expenses                                             16,931
            Income taxes payable                                         10,574
            Deferred taxes                                               12,983
--------------------------------------------------------------------------------
NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                          99,497
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of property and equipment                             (103,698)
       Deposits                                                          (5,898)
       Net cash payments for acquisitions                               (40,000)
--------------------------------------------------------------------------------
NET CASH USED BY INVESTING ACTIVITIES                                  (149,596)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
       Capital contributions                                             56,267
       Value of services donated by related parties                      66,455
       Non interest bearing loans from affiliates                       358,775
       Repayment of non interest bearing loans from affiliates         (358,775)
       Principal repayments on notes payable                            (81,553)
--------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                41,169
--------------------------------------------------------------------------------

NET DECREASE IN CASH                                                     (8,930)

CASH - BEGINNING OF YEAR                                                  8,930
--------------------------------------------------------------------------------

CASH - END OF YEAR                                                     $    --

================================================================================
See Notes to Financial Statements

PrintAmerica  Interactive, Inc.
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
================================================================================
For the year ended December 31, 1998

Supplemental Disclosure of Cash Flow Information:

         Cash paid during the year for:

                 Interest                                              $ 28,054
                 Income taxes                                              --
            Non cash transactions:

                 Notes issued to acquire property                      $ 79,750
                 and equipment

================================================================================
See Notes to Financial Statements

PrintAmerica Interactive, Inc.

NOTES TO FINANCIAL STATEMENTS
================================================================================
================================================================================
For the year ended December 31, 1998
--------------------------------------------------------------------------------

Note 1 - Nature of Operations and Significant Accounting Policies

         Nature of Operations

         PrintAmerica Interactive, Inc. (the "Company") specializes in quick printing in the South Florida area. The Company is a Florida corporation, and was established on July 30, 1997 as Budget Printing & Graphics, Inc., (BDP). On March 19, 1998, BDP changed its name to PrintAmerica Management Company, Inc., and again changed its name to PrintAmerica Interactive, Inc. on September 15, 1999.

         Revenue Recognition

         Revenue from sales of printed business materials is recognized upon shipment of product.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         Inventory

         Inventory, consisting of printing supplies and work in process, is valued at the lower of cost or market value using the first-in first-out method.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method, half-year convention, over the estimated useful lives of the assets.

         Valuation of Long-Lived Assets

         The Company recognizes impairment losses on impaired long-lived assets (property and equipment and intangible assets) based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined by using a current market value modeling approach or by evaluating the current market value of the acquired business using fundamental analysis.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions may affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         Cash, accounts receivables, accounts payable, debt, accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

Note 2 - Accounts Receivable

         The Company is a party to an agreement (the "Agreement") with a bank (the "Bank") whereby the Company sells eligible accounts receivable to the Bank. The bank charges a service fee of 3.25% of the face amount of each invoice, and holds back 10% (the "holdback"), pending collection by the Bank of the invoice amount. When the invoice is collected by the Bank, the holdback is remitted to the Company. At the Banks discretion, accounts receivable remaining uncollected past ninety days are subject to repurchase by the Company. The Bank is secured and has filed a UCC financing statement covering all accounts receivable, inventory, and all other intangible and tangible assets of the Company, including the holdback, which amounted to $45,181 at December 31, 1998. Such holdback has been classified as cash restricted in the accompanying balance sheet. As of December 31, 1998, the Company sold $409,798 of accounts receivable (net of the holdback and the service fees) which the Company could be obligated to repurchase if the underlying accounts receivable are not collected by the Bank.

Note 3 - Inventory

         As of December 31, 1998, inventory consisted of the following.

                  Print materials and supplies                        $ 112,209
                  Work in process                                        12,116
                                                                      ---------

                  Total                                               $ 124,325
                                                                      =========

Note 4 - Property and Equipment

         As of December 31, 1998, property and equipment consisted of the following.

                                                                                 Estimated
                                                                                  Useful
                                                               Amount             Lives
                                                               ------             -----
                  Manufacturing equipment                     $327,246         10-20 years
                  Office equipment                              19,019          3-10 years
                  Vehicle                                       10,230             5 years
                  Leasehold improvements                        52,378            10 years
                                                              --------

                  Total                                        408,873
                  Less accumulated depreciation                (14,134)
                                                              --------

                                                              $394,739
                                                              ========


         Depreciation expense was $13,691 for the year ended December 31, 1998.

Note 5- Intangible assets

         As of December 31, 1998, intangible assets consisted of the following.

                  Excess of cost over assets acquired       $ 331,044
                  Non-compete agreements                      100,000
                                                            ---------

                                                              431,044

                  Less accumulated amortization               (53,862)
                                                            ---------
                                                            $ 377,182
                                                            =========
         Excess of cost over assets acquired and covenants not to compete are being amortized over ten years and periods from two to five years, respectively. Amortization expense was $48,152 for the year ended December 31, 1998.

Note 6- Notes Payable

         The Company is a party to several promissory notes as follows:

         Acquisitions:

         Note payable dated August 28, 1997, issued to acquire Kram Printing,
         Inc. Face value of $125,000, monthly principal and interest payment of
         $2,475 (interest at 7%) payable through July 2002                                       $  97,713

         Note payable dated March 16, 1998, issued to acquire RJ Menu Company
         Face value of $100,000, monthly principal and interest payment of
         $1,477 (interest at 6.5%) payable through February 2005                                    91,398

         Note payable dated March 16, 1998, issued to acquire
         Cloverleaf Printing, Inc. Face value of $151,000, monthly
         principal and interest payment of $1,715 (interest
         at 6.5%) based on a 10 year amortization period. Additional principal payments of $25,000 in April, 2000, $25,000 in April 2001, and final
         payment of $45,700 in April 2002                                                          142,753

         Note payable dated April 13, 1998, issued to acquire Denny
         Printing Corp. Face value of $70,000, monthly principal
         and interest payment of $1,386 (interest at 6.5%) payable through
         March 2003                                                                                 62,017

         Equipment purchases:

         Note payable dated October 24, 1998 for purchase of equipment. Face value of $51,750, monthly principal and interest payment $1,312
         (interest at 10%) payable through August 2002, secured by
         manufacturing equipment                                                                    49,084

         Note payable dated April 24, 1998 for purchase of equipment
         Face value of $28,000, monthly principal and interest payment of $905 (interest at 10%) payable through March 2000, secured by
         manufacturing equipment                                                                    21,746

         Assumption of note payable to GE Capital resulting from
         acquisition of Cloverleaf Printing Inc. Face value of $ 40,960, monthly principal and interest payment of $3,112
         (interest at 10%) payable through May 1999                                                 15,177
                                                                                                 ---------

          Total                                                                                    479,888
          Current portion                                                                         ( 95,711)
                                                                                                 ---------
          Long-term portion                                                                      $ 384,177
                                                                                                 =========

         At December 31, 1998, aggregate maturities of notes payable were as follows:

         1999                                                 $  95,711
         2000                                                   112,996
         2001                                                   113,112
         2002                                                   114,861
         2003                                                    21,200
         Thereafter                                              22,008
                                                              ---------
                                                              $ 479,888
                                                              =========

Note 7 - Income Taxes

         As of December 31, 1998, the provision for income taxes consisted of the following:

                  Current Federal income taxes                $  7,968
                  Current State income taxes                     2,705
                                                              --------
                                                              $ 10,673
                                                              ========

                  Deferred Federal income taxes               $ 10,676
                  Deferred State income taxes                    2,208
                                                              --------
                                                              $ 12,884
                                                              ========

                  Total income tax provision                  $ 23,557
                                                              ========


Note 8 - Related Parties

         The Company entered into a five year lease agreement with US Property Management, Inc, (a related party through common ownership), for one of its manufacturing facilities. The lease is at a fair market rate, and total rent expense related to the lease was $11,702 for the year ended December 31, 1998. US Property Management, Inc. did not require the Company to pay the amount due, and such amount was credited to paid-in capital.

         During the year ended December 31, 1998, the Company purchased $82,511 of printing materials and printing services from National Lithographers & Publishers, Inc., ("National Lithographers") and Royal Industries, Inc., (both related parties through common ownership). Of this amount, $54,753 was credited to paid-in capital since National Lithographers did not require payment of such amount. The remaining balance of $27,758 of such purchases was included in accounts payable as of December 31, 1998.

         The Company leased its employees from National Payroll Services, Inc., (a related party through common ownership). The amounts charged for salaries, wages and the related employment taxes and other benefits totaled $522,802 for the year ended December 31, 1998.

         During the year ended December 31, 1998, certain affiliates of the Company loaned cash (interest free) aggregating $358,775 to the Company and the Company repaid these loans to such affiliates.

         During the year ended December 31, 1998, the Company paid consulting fees of $41,000 to a party related to the owners of the Company.

Note 9 - Acquisitions

         During the year ended December 31, 1998, the Company purchased certain assets and liabilities and the operations of three South Florida quick print shops. Payment terms were as follows:

               o RJ Menu Company was acquired on March 16, 1998. The purchase price was $125,000, consisting of a cash payment of $25,000 and issuance of a promissory note for $100,000 payable over 7 years including interest at 6.5% per annum.
               o Denny Printing, Inc. was acquired on April 13, 1998. The purchase price was $100,000, consisting of a cash payment of $30,000 and issuance of a promissory note for $70,000 payable over 5 years including interest at 7% per annum.
               o Cloverleaf Printing, Inc. was acquired on March 16, 1998. The purchase price was $151,000, consisting of a promissory note payable based on a 10 year amortization period including interest at 6.5% per annum, principal reductions of $25,000 at the end of the second and third year, and a final balloon payment for the remaining outstanding principal balance at the end of year four. Additionally, certain assets and liabilities of Cloverleaf were assumed.

         The acquisitions were accounted for under the purchase method resulting in the following aggregate allocation of purchase price:

                                 Cash acquired                                             $   15,000
                                 Accounts receivable acquired                                  63,298
                                 Inventory acquired                                             6,000
                                 Property, plant and equipment acquired                       235,700
                                 Non compete agreements                                        75,000
                                 Excess of cost over assets acquired                          212,044
                                 Assumption of debt and trade payables                       (231,042)
                                                                                              -------

                                 Total purchase price                                       $ 376,000
                                                                                            =========

Note 10 - Commitments

         The Company is a party to several operating leases for facilities and office equipment, as follows:

         Facilities:
          o Five-year lease dated September 1, 1998 with initial annual rent of $32,970.
          o Five-year lease dated August 28, 1997 with initial annual base rent of $9,000, and scheduled four percent (4%) increases for the next four years.
          o Five-year lease dated March 1, 1998 with annual base rent of $10,800 for the first two years, $11,556 for the third and fourth years, and $12,360 for the last year. Subject to a five-year renewal option.

         Equipment:
          o Three-year office equipment lease dated August 13, 1998 with monthly rental payments of $1,025.

         Minimum annual rents, including sales taxes, on these leases are as follows.

                           1999                             $ 69,300
                           2000                               70,400
                           2001                               64,100
                           2002                               48,100
                           2003                               25,600
                                                            --------

                           Total                            $277,500
                                                            ========

          Total rent expense was $47,028 for such operating leases for the year ended December 31, 1998.

Note 11 - Subsequent event

         On December 30, 1999, the Company was acquired by PrintOnTheNet.com, Inc. ("POTN"), a publicly traded company. POTN issued one million shares of unregistered common stock for the outstanding common stock of the Company. The Company was owned by the parents of Ben Rogatinsky and Sam Rogatinsky, the founders and majority shareholders of POTN. Ben Rogatinsky and Sam Rogatinsky had served as president and vice president, respectively, of the Company.

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
PrintAmerica Interactive, Inc.

I have audited the accompanying balance sheet of PrintAmerica Interactive, Inc. (a Florida corporation) as of December 31, 1997, and the related statements of operations, shareholders' equity, and cash flows for the period from July 30, 1997 (Inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted this audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PrintAmerica Interactive, Inc. as of December 31, 1997, and the results of operations and cash flows for the period from July 30, 1997 (Inception) through December 31, 1997 in conformity with generally accepted accounting principles.

Esteban Brown CPA, PA

Miami, Florida

December 17, 1999

PrintAmerica  Interactive, Inc.
BALANCE SHEET
================================================================================
================================================================================
December 31,1997
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
      Cash                                                                                $   8,930
      Accounts receivable                                                                    15,869
      Inventory                                                                               1,000
----------------------------------------------------------------------------------------------------
          TOTAL CURRENT ASSETS                                                               25,799
----------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET (NOTE 2)                                                         17,282
----------------------------------------------------------------------------------------------------

OTHER  ASSETS
      Intangible assets, net (Note 3)                                                       138,290
----------------------------------------------------------------------------------------------------
          TOTAL OTHER  ASSETS                                                               138,290
----------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                              $ 181,371
====================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
      Note payable, current portion (Note 4, 7)                                           $  22,018
      Accounts payable (Note 6)                                                              20,277
      Accrued expenses                                                                        3,287
      Income taxes payable (Note 5)                                                              99
----------------------------------------------------------------------------------------------------
          TOTAL CURRENT LIABILITIES                                                          45,681

----------------------------------------------------------------------------------------------------

LONG - TERM LIABILITIES
      Deferred taxes (Note 5)                                                                    96
      Note payable long-term  portion (Note 4,7)                                             97,713
----------------------------------------------------------------------------------------------------
          TOTAL LONG -TERM LIABILITIES                                                       97,809
----------------------------------------------------------------------------------------------------

COMMITMENT (NOTE 8)

SHAREHOLDERS' EQUITY
      Common stock, par value $1.00, 1,000 shares authorized,
              issued and outstanding (Note 9)                                                 1,000
      Paid-in capital (Note 6)                                                               35,776
      Retained earnings                                                                       1,105
----------------------------------------------------------------------------------------------------
          TOTAL SHAREHOLDERS' EQUITY                                                         37,881
----------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                $ 181,371
====================================================================================================
See Notes to Financial Statements

PrintAmerica  Interactive, Inc.
STATEMENT OF INCOME
================================================================================
================================================================================
For the Period from July 30, 1997 (Inception) through December 31, 1997

REVENUES                                                                 $71,860

COST OF SALES                                                             44,472
--------------------------------------------------------------------------------
        GROSS PROFIT                                                      27,388

OPERATING EXPENSES

    General and administrative expenses                                   17,784

    Depreciation and amortization                                          6,153

--------------------------------------------------------------------------------
        TOTAL OPERATING EXPENSES                                          23,937

--------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                                     3,451

INTEREST EXPENSE                                                           2,151

--------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                 1,300

PROVISION FOR INCOME TAXES                                                   195

--------------------------------------------------------------------------------
NET INCOME                                                               $ 1,105
================================================================================
See Notes to Financial Statements

PrintAmerica  Interactive, Inc.
STATEMENT OF SHAREHOLDERS' EQUITY
================================================================================
================================================================================
For the Period from July 30, 1997 (Inception) through December 31, 1997
--------------------------------------------------------------------------------

                                                                Additional                       Total
                                        Common Stock             Paid-in        Retained      Shareholders'
                                     Shares      Amount          Capital        Earnings         Equity
                                     ------      ------          -------        --------         ------
Balance July 30, 1997                  -         $  --           $  --           $  --           $  --

Capital contributions                  -           1,000          33,376            --            34,376

Value of services donated
by related parties                     -            --             2,400            --             2,400

Net Income                             -            --              --             1,105           1,105
--------------------------------------------------------------------------------------------------------

Balance December 31, 1997              -         $ 1,000         $35,776         $ 1,105         $37,881
========================================================================================================
See Notes to Financial Statements

PrintAmerica  Interactive, Inc.
STATEMENT OF CASH FLOWS
================================================================================
================================================================================
For the Period from July 30, 1997 (Inception) through December 31, 1997
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
        Net income                                                     $  1,105

        Adjustments to reconcile net income to net cash
                provided by operating activities:
                Depreciation and amortization                             6,153
                Changes in operating assets and liabilities,
                        net of effect of acquisition:
                        Accounts receivable                             (15,869)
                        Accounts payable                                 20,277
                        Accrued expenses                                  3,287
                        Income taxes payable                                 99
                        Deferred taxes                                       96

--------------------------------------------------------------------------------
NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                          15,148
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
                Purchase of property and equipment                       (7,725)
                Net cash payment for acquisition                        (30,000)

--------------------------------------------------------------------------------
NET CASH USED BY INVESTING ACTIVITIES                                   (37,725)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
                Capital contributions                                    34,376
                Value of services donated by related parties              2,400
                Non interest bearing loans from affiliates               42,057
                Repayment of non interest bearing loans
                from affiliates                                         (42,057)
                Principal repayments on notes payable                    (5,269)

--------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                31,507
--------------------------------------------------------------------------------

NET INCREASE IN CASH                                                      8,930

CASH - BEGINNING OF YEAR                                                     0
--------------------------------------------------------------------------------

CASH - END OF YEAR                                                     $  8,930
================================================================================
See Notes to Financial Statements

PrintAmerica  Interactive, Inc.
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
================================================================================
================================================================================
For the Period from July 30, 1997 (Inception) through December 31, 1997
--------------------------------------------------------------------------------

Supplemental Disclosure of Cash Flow Information:

        Cash paid during the period for:

                Interest                                                $ 2,151
                Income taxes                                                --

================================================================================
See Notes to Financial Statements

PrintAmerica  Interactive, Inc.
NOTES TO FINANCIAL STATMENTS
================================================================================
================================================================================
For the Period from July 30, 1997 (Inception) through December 31, 1997
--------------------------------------------------------------------------------

Note 1 - Nature of Operations and Significant Accounting Policies

         Nature of Operations

         PrintAmerica Interactive, Inc., (the "Company") specializes in quick printing in the South Florida area. The Company is a Florida corporation, and was established on July 30, 1997 as Budget Printing & Graphics, Inc., (BDP). On March 19, 1998, BDP changed its name to PrintAmerica Management Company, Inc., and again changed its name to PrintAmerica Interactive, Inc. on September 15, 1999.

         Cash and Cash Equivalents

         Cash and cash equivalents are comprised of cash and certain highly liquid investments with a maturity of three months or less when purchased. The carrying amount of cash equivalents approximates fair value due to their short-term nature.

         Revenue Recognition

         Revenue from sales of printed business materials is recognized upon shipment of product.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         Inventory

         Inventory consists of printing supplies and is valued at the lower of cost or market value using the first-in first-out method.

         Property and Equipment

         Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method, half-year convention, over the estimated useful lives of the assets.

         Valuation of Long-Lived Assets

         The Company recognizes impairment losses on impaired long-lived assets (property and equipment and intangible assets) based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined by using a current market value modeling approach or by evaluating the current market value of the acquired business using fundamental analysis.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions may affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period.

         Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         Cash, accounts receivables, accounts payable, debt, accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

Note 2 - Property and Equipment

         At December 31, 1997, property and equipment consisted of the following.

                                                                      Estimated
                                                                       Useful
                                                        Amount         Lives
                                                        ------         -----

                  Manufacturing equipment            $  10,000      10-20 years
                  Leasehold improvements                 7,725         10 years
                                                     ---------
                                                        17,725

         Less accumulated depreciation                    (443)
                                                     ---------
                                                     $  17,282
                                                     =========

         Depreciation expense was $443 for the period ended December 31, 1997.

Note 3 - Intangible Assets

         At December 31, 1997, intangible assets consisted of the following.

                  Excess of cost over assets acquired          $  119,000
                  Non-compete agreement                            25,000
                                                                 --------
                                                                  144,000

                  Less accumulated amortization                    (5,710)
                                                                 --------

                  Total                                         $ 138,290
                                                                 ========

         Excess of cost over assets acquired and non-compete agreement are being amortized over ten and five years, respectively. Amortization expense was $5,710 for the period ended December 31, 1997.

Note 4 - Note Payable

         Note dated August 28, 1997 issued for purchase of Kram Printing, Inc.
         Face value of $125,000, with monthly principal and interest payment of
         $2,475 (interest at 7%) payable through July 2002.                        $119,731

                  Less current portion                                              (22,018)
                                                                                   --------
                  Long-term portion                                                $ 97,713
                                                                                   ========

         At December 31, 1997, aggregate maturity of the note payable is as follows:

                 1998                                   $  22,018
                 1999                                      23,610
                 2000                                      25,317
                 2001                                      27,146
                 2002                                      21,640
                                                         --------
                                                         $119,731
                                                         ========

Note 5 - Income Taxes

          The provision for income taxes consists of the following:

                  Current taxes                      $  99
                  Deferred taxes                        96
                                                     -----
                                                     $ 195
                                                     =====

Note 6 - Related Parties

         During the period ended December 31, 1997, the Company purchased printing materials and printing services from National Lithographers & Publishers, Inc. ("National Lithographers") and received certain management services from National Holding Company ("National Holding"). Both National Lithographers and National Holding are related parties to the Company through common ownership. National Holding did not require the Company to pay the $2,400 balance due, and such amount was credited to paid in capital. The remaining $5,263 was included in accounts payable as of December 31, 1997.

         The Company leased its employees from National Payroll Services, Inc., (a related party through common ownership). The amounts charged for salaries, wages, employment taxes and other benefits were at cost, and totaled $1,629 for the period ended December 31, 1997.

         During the period ended December 31, 1997, certain affiliates of the Company loaned cash (interest free) aggregating $42,057 to the Company and the Company repaid these loans to such affiliates.

Note 7 - Acquisition

         On August 29, 1997, the Company purchased certain assets and the operations of Kram Printing, Inc. The purchase price was $155,000, consisting of a cash payment of $30,000 and issuance of a promissory note for $125,000 payable over 5 years including interest at 7% per annum.

         The acquisition was accounted for under the purchase method resulting in the following allocation of purchase price:

                  Inventory acquired                                $  1,000
                  Property and equipment acquired                     10,000
                  Non compete agreement                               25,000
                  Excess of cost over assets acquired                119,000
                                                                     -------

                           Total purchase price                     $155,000
                                                                    ========

Note 8 - Commitment

         The Company is a party to a five-year lease dated August 28, 1997 with initial annual base rent of $9,000, and scheduled four percent (4%) increases for the next four years.

         Minimum annual rent, including sales taxes, on this lease are as follows.

                                    1998                    $ 9,250
                                    1999                      9,620
                                    2000                     10,005
                                    2001                     10,400
                                    2002                     12,816
                                                             ------

                                    Total                   $52,091
                                                             ======

Note 9 - Subsequent event

         On December 30, 1999, the Company was acquired by PrintOnTheNet.com, ("POTN"), a publicly traded company. POTN issued one million shares of unregistered common stock for the outstanding common stock of the Company. The Company was owned by the parents of Ben Rogatinsky and Sam Rogatinsky, the founders and majority shareholders of POTN. Ben Rogatinsky and Sam Rogatinsky had served as president and vice president, respectively, of the Company.

PrintAmerica Interactive, Inc.
Balance Sheets (Unaudited)
As of September 30, 1999 and 1998

                                                                       1999                             1998
                                                                       ----                             ----
 Assets
         Current Assets
              Cash                                                 $      --                        $     296
              Cash restricted (Note 2)                                69,014                               --
              Accounts receivable, net (Note 2)                      133,906                           26,219
              Inventory                                              159,686                          109,658
                                                                   ---------                        ---------
                   Total Current Assets                              362,606                          136,173
                                                                   ---------                        ---------
         Property and equipment, net                                 599,621                          398,162
         Intangible assets, net (Note 3)                             631,173                          373,579
         Other assets                                                 21,898                            5,898
                                                                   ---------                        ---------

             Total Assets                                         $1,615,298                         $913,812
                                                                  ----------                         --------

 Liabilities and Stockholders' Equity
         Current Liabilities
              Current portion of notes payable (Note 3)           $  132,486                        $  99,763
              Current portion of capital lease obligations             2,756                              --
              Accounts payable and accrued expenses                  365,376                          200,243
              Bank overdraft                                          62,013                              --
                                                                   ---------                        ---------

                    Total current liabilities                        562,631                          300,006
                                                                   ---------                        ---------

         Notes payable (Note 3)                                      534,062                          419,053
         Capital lease obligations                                     5,206                              --
         Deferred taxes                                               13,079                              --
                                                                   ---------                        ---------

                  Total Liabilities                                1,114,978                          719,059
                                                                   ---------                        ---------

         Commitment (Note 2)

         Stockholders' Equity
              Common stock (Note 4)                                    1,000                            1,000
              Paid in capital                                        331,093                          158,498
              Retained earnings                                      168,227                           35,255
                                                                   ---------                        ---------
                 Total Stockholders' Equity                          500,320                          194,753
                                                                   ---------                        ---------

             Total Liabilities & Stockholders' Equity             $1,615,298                         $913,812
                                                                  ----------                         --------

-------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements (Unaudited)

PrintAmerica Interactive, Inc.
Statements of Operations (Unaudited)
For the Nine Month Periods Ended September 30, 1999 and 1998

                                               1999                                       1998
                                               ----                                       ----
 Net sales                                  $ 1,947,168                               $  926,374
 Cost of sales                                1,204,094                                  555,824
                                            -----------                               ----------

       Gross profit                             743,074                                  370,550

 Operating Expenses

    Selling, general and administrative
       expenses                                 416,375                                  259,877
    Depreciation and amortization                86,292                                   46,382
                                            -----------                                ---------
         Total operating costs                  502,667                                  306,259


                                            -----------                                ---------
 Income from operations                         240,407                                   64,291

 Interest expense                               111,913                                   18,758
                                            -----------                                ---------

 Income before taxes                            128,494                                   45,533

 Provision for income taxes                      32,123                                   11,383
                                            -----------                                ---------

      Net income                              $  96,371                                $  34,150
                                             ==========                                =========

=================================================================================================

See Notes to Financial Statements (Unaudited)

PrintAmerica Interactive, Inc.
Statement of Shareholders' Equity (Unaudited)
For the Nine Month Period Ended September 30, 1999

                                                                 Additional
                                             Common Stock         Paid In         Retained     Total Shareholders'
                                      Shares          Amount      Capital         Earnings            Equity
                                      ------          ------      -------         --------            ------
 Balance December 31, 1998           1,000           $ 1,000       $158,498       $  71,856         $231,354

 Capital Contributions                  --               --          75,000            --             75,000

 Value of services donated by
 related parties                        --               --          97,595            --             97,595

 Net Income                             --               --             --           96,371           96,371
-----------------------------------------------------------------------------------------------------------------

 Balance September 30, 1999          1,000           $ 1,000       $331,093        $168,227         $500,320
=================================================================================================================

 See Notes to Financial Statements (Unaudited)

PrintAmerica Interactive, Inc.
Statement of Shareholders' Equity (Unaudited)
For the Nine Month Period Ended September 30, 1998
--------------------------------------------------------------------------------

                                                                 Additional                            Total
                                             Common Stock         Paid In         Retained         Shareholders'
                                      Shares          Amount      Capital         Earnings            Equity
                                      ------          ------      -------         --------            ------
Balance December 31, 1997             1,000         $ 1,000      $ 35,776         $ 1,105           $ 37,881

Capital Contributions                    -               -         56,267               -             56,267

Value of services donated
by related parties                       -                -        66,455               -             66,455

Net Income                               -                -          -             34,150             34,150
-----------------------------------------------------------------------------------------------------------------
Balance September 30, 1998            1,000         $  1,000     $158,498         $35,255           $194,753
=================================================================================================================

See Notes to Financial Statements (Unaudited)

PrintAmerica Interactive, Inc.
Statement of Cash Flows (Unaudited)
For the Nine Month Periods Ended September 30, 1999 and 1998

                                                                  1999                                  1998
                                                                  ----                                  ----
 Cash flow from operating activities
         Net income                                              $ 96,371                             $ 34,150
                                                                 --------                             --------

         Adjustments to reconcile net income to net
             cash provided by operations
         Depreciation and amortization                             86,292                               46,382

         Changes in operating assets and liabilities,
              net of acquisitions:
              Cash restricted                                     (23,833)                             (26,219)
              Accounts receivable, net                           (113,909)                              15,869

              Inventory                                           (35,361)                            (108,658)
              Prepaid expenses                                      4,509                                  --
              Accounts payable and accrued expenses               132,452                              176,578
              Bank overdraft                                       47,427                                  (96)
                                                                 --------                             --------

 Net cash provided by operating activities                        193,948                              138,006

 Cash flow from investing activities
         Purchases of equipment                                  (193,665)                            (155,448)
         Net cash payments for acquisitions                       (75,000)                             (40,000)
         Deposits                                                 (16,000)                              (5,898)
                                                                 --------                             --------

Net cash used by Investing activities                            (284,665)                            (201,346)
                                                                 --------                             --------

Cash flow from financing activities
         Capital contributions                                    172,595                              122,722
         Non interest bearing loans from affiliates             1,051,076                              326,560
         Repayment of non interest bearing loans from
         affiliates                                            (1,051,076)                            (326,560)
         Principal repayments of notes payable                    (78,340)                             (68,016)
         Principal repayments of capital lease obligations         (3,538)                                   0
                                                                 --------                             --------
Net cash provided by financing activities                          90,717                               54,706
                                                                 --------                             --------

Net increase in cash                                                    0                               (8,634)

Cash - beginning of period                                              0                                8,930
                                                                 --------                             --------

Cash - ending of period                                          $      0                            $     296
                                                                 ========                            =========


See Notes to Financial Statements (Unaudited)

PrintAmerica Interactive, Inc.
Supplemental Disclosure of Cash Flow Information (Unaudited)
For the Nine Month Periods Ended September 30, 1999 and 1998

                                                                   1999                             1998
                                                                   ----                             ----
 Supplemental Disclosure of Cash Flow Information:
         Cash paid during the period for:
                Interest                                          $ 111,913                        $  18,758
                Income taxes                                            --                              --

         Non cash transactions:
                Capital lease obligations                          $ 11,500                             --

         See Notes to Financial Statements (Unaudited)


         PrintAmerica Interactive, Inc.
         Notes to Financial Statements
         For the Nine Month Periods Ended September 30, 1999 and 1998
         (Unaudited)

         Note 1 - Significant Accounting Policies

         Nature of Operations

         PrintAmerica Interactive, Inc. (the "Company") specializes in quick printing in the South Florida area. The Company is a Florida corporation, and was established on July 30, 1997 as Budget Printing & Graphics, Inc., (BDP). On March 19, 1998, BDP changed its name to PrintAmerica Management Company, Inc., and again changed its name to PrintAmerica Interactive, Inc. on September 15, 1999.

         Revenue Recognition

         Revenue from sales of printed business materials is recognized upon shipment of product.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         Inventory

         Inventory, consisting of printing supplies and work in process, is valued at the lower of cost or market value using the first-in first-out method.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method, half-year convention, over the estimated useful lives of the assets.

         Valuation of Long-Lived Assets

         The Company recognizes impairment losses on impaired long-lived assets (property and equipment and intangible assets) based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined by using a current market value modeling approach or by evaluating the current market value of the acquired business using fundamental analysis.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions may affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period.

         Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         Cash, accounts receivables, accounts payable, debt, accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with current market rates.

Note 2 - Accounts Receivable

         The Company is a party to an agreement (the "Agreement") with a bank (the "Bank") whereby the Company sells eligible accounts receivable to the Bank. The bank charges a service fee of 3.25% of the face amount of each invoice, and holds back 10% (the "holdback"), pending collection by the Bank of the invoice amount. When the invoice is collected by the Bank, the holdback is remitted to the Company. At the Banks discretion, accounts receivable remaining uncollected past ninety days are subject to repurchase by the Company. The Bank is secured and has filed a UCC financing statement covering all accounts receivable, inventory, and all other intangible and tangible assets of the Company, including the holdback, which amounted to $69,014 at September 30, 1999. Such holdback has been classified as cash restricted in the accompanying balance sheet. As of September 30, 1999, the Company sold $337,145 of accounts receivable (net of the holdback and the service fees) which the Company could be obligated to repurchase if the underlying accounts receivable are not collected by the Bank.

Note 3 - Acquisitions

         During the nine month period September 30, 1998, the Company purchased certain assets and liabilities and the operations of three South Florida quick print shops. Payment terms were as follows:

               o RJ Menu Company was acquired on March 16, 1998. The purchase price was $125,000, consisting of a cash payment of $25,000 and issuance of a promissory note for $100,000 payable over 7 years including interest at 6.5% per annum.
               o Denny Printing, Inc. was acquired on April 13, 1998. The purchase price was $100,000, consisting of a cash payment of $30,000 and issuance of a promissory note for $70,000 payable over 5 years including interest at 7% per annum.
               o Cloverleaf Printing, Inc. was acquired on March 16, 1998. The purchase price was $151,000, consisting of a promissory note payable based on a 10 year amortization period including interest at 6.5% per annum, principal reductions of $25,000 at the end of the second and third year, and a final balloon payment for the remaining outstanding principal balance at the end of year four. Additionally, certain assets and obligations of Cloverleaf were assumed.

         The acquisitions were accounted for under the purchase method resulting in the following aggregate allocation of purchase price:

                    Cash acquired                                 $   15,000
                    Accounts receivable acquired                      63,298
                    Inventory acquired                                 6,000
                    Property, plant and equipment acquired           235,700
                    Non compete agreements                            75,000
                    Excess of cost over assets acquired              212,044
                    Assumption of debt and trade payables           (231,042)
                                                                   ---------

                    Total purchase price                           $ 376,000
                                                                   =========

         During the nine month period ended September 30, 1999, the Company purchased certain assets and the operations of Sun Graphics. The acquisition was consummated on May 5, 1999. The purchase price was $340,000, consisting of a cash payment of $75,000 and issuance of a promissory note for $265,000 (plus interest at 7%) payable monthly based on a ten year amortization period, with a final balloon payment for the remaining principal balance at the end of year seven.

         The acquisition was accounted for under the purchase method resulting in the following allocation of purchase price:

                  Property and equipment                         $  25,000
                  Non compete covenant                              25,000
                  Excess of cost over assets acquired              290,000
                                                                 ---------

                           Total purchase price                  $ 340,000
                                                                 =========

Note 4- Related Parties
-----------------------

         The Company has five year lease agreements with U.S. Property Management, Inc., (a related party through common ownership) for two of its facilities. The leases are at fair market rates, and total rent expense related to these leases was $45,016 and $11,702 during the nine month periods ended September 30, 1999 and 1998, respectively. U.S. Property Management, Inc. did not require the Company to pay the 1998 amount, which was credited to paid-in capital.

         During the nine month periods ended September 30, 1999 and 1998, the Company purchased $110,745 and $82,511, respectively, of printing materials and printing services from National Lithographers & Publishers, Inc. ("National Lithographers") and Royal Industries, Inc. (both related parties through common ownership). Of this amount, $97,595 and $54,753 was credited to paid-in captial during the periods ended September 30, 1999 and 1998, respectively, since National Lithographers did not require payment of such amounts.

         The Company leased its employees from National Payroll Services, Inc., (a related party through common onwership). The amounts charged for salaries, wages and the related employment taxes and other benefits totaled $607,055 and $320,140 for the nine periods ended September 30, 1999 and 1998, respectively.

         Certain affiliates of the Company loaned the Company cash (interest free) aggregating $1,015,076 and $326,560 during the nine month periods ended September 30, 1999 and 1998, respectively, and the Company repaid these loans to such affiliates.

         The Company paid consulting fees of $30,750 to a party related to the owners of the Company during the nine month periods ended September 30, 1999 and 1998, respectively.

Note 5 - Subsequent event

         On December 30, 1999, the Company was acquired by PrintOnTheNet.com, Inc. ("POTN"), a publicly traded company. POTN issued one million shares of unregistered common stock for the outstanding common stock of the Company. The Company was owned by the parents of Ben Rogatinsky and Sam Rogatinsky, the founders and majority shareholders of POTN. Ben Rogatinsky and Sam Rogatinsky had served as president and vice president, respectively, of the Company.

PRINTONTHENET.COM, INC. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

OVERVIEW
--------

         On December 30, 1999, PrintOnTheNet.com, Inc. (the "Company" or "POTN") completed its acquisition of PrintAmerica Interactive, Inc. ("PrintAmerica") in a transaction (the "Acquisition") in which all of PrintAmerica's outstanding common stock (1,000 shares) was acquired for one million shares of unregistered common stock of the Company. The Acquisition will be recorded similar to a pooling of interests for accounting purposes since 100% of the common stock of PrintAmerica is owned by the parents of brothers Benjamin Rogatinsky and Samuel Rogatinsky, who collectively own approximately 85% of the common stock of the Company. Benjamin Rogatinsky is the Chief Executive Officer and a Director of the Company, and Samuel Rogatinsky is the President and a Director of the Company. Additionally, Ben Rogatinsky and Sam Rogatinsky had served as President and Vice President, respectively, of PrintAmerica. PrintAmerica will be merged into the Company shortly following the Acquisition. In connection with the Acquisition, the Company obtained an independent valuation of PrintAmerica.

         The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the Acquisition, using the pooling of interests method of accounting. The unaudited pro forma combined condensed balance sheet as of September 30, 1999 gives effect to the Acquisition as if it had occurred on September 30, 1999, and combines the historical balance sheets of the Company and PrintAmerica as of September 30, 1999. The unaudited pro forma combined condensed statement of operations combine the historical statement of operations of the Company for the period from January 27, 1999 (Inception) through September 30, 1999, and the historical statement of operations of PrintAmerica for the nine month period ended September 30, 1999.

The unaudited pro forma combined condensed financial statements have been prepared based upon the historical financial statements of the Company and PrintAmerica for the periods stated above. Such pro forma statements may not be indicative of the results that would have occurred if the Acquisition had been consummated on the indicated dates, or of the operating results that may be achieved by the combined companies in the future.

PRINTONTHENET.COM, INC.
Pro Forma Combined Condensed Balance Sheet (Unaudited)
September 30, 1999

                                                                                                        Pro Forma         Pro Forma
                                                        POTN         PrintAmerica    Combined          Adjustments         Combined
                                                        ----         ------------    --------          -----------         --------

Assets
    Current Assets
        Cash                                        $    68,590       $      --          68,590       $   (62,013)(1)   $     6,577
                                                                                                                        -----------
        Cash restricted                                    --              69,014        69,014              --              69,014
        Accounts receivable, net                         25,412           133,906       159,318            (3,206)(2)       156,112
        Inventory                                         2,000           159,686       161,686              --             161,686
                                                    -----------       -----------   -----------       -----------       -----------
             Total Current Assets                        96,002           362,606       458,608           (65,219)          393,389

    Property and equipment, net                          83,461           599,621       683,082              --             683,082
    Other assets                                          3,355            21,898        25,253              --              25,253
    Non compete agreements, net                          48,610            79,340       127,950              --             127,950
    Excess of cost over assets acquired, net            276,624           551,833       828,457              --             828,457
                                                    -----------       -----------   -----------       -----------       -----------

        Total Assets                                $   508,052       $ 1,615,298   $ 2,123,350       $   (65,219)        2,058,131
                                                    ===========       ===========   ===========       ===========       ===========

Liabilities and Stockholders' Equity
    Current Liabilities
        Notes payable, current portion              $    11,593       $   132,486   $   144,079       $      --         $   144,079
        Capital lease obligations,
          current portion                                 9,542             2,756        12,298              --              12,298
        Accounts payable and accrued expenses            66,992           365,571       432,563            (3,206)(2)       407,234
                                                                                                           10,000(3)
                                                                                                          (32,123)(5)
        Bank overdraft                                     --              62,013        62,013           (62,013)(1)          --
                                                    -----------       -----------   -----------       -----------       -----------

               Total current liabilities                 88,127           562,826       650,953           (87,342)          563,611


        Shareholder loans                               420,229              --         420,229              --             420,229
        Notes payable                                    15,576           534,062       549,638              --             549,638

        Capital lease obligations                         9,542             5,206        14,748              --              14,748
        Deferred taxes                                     --              12,884        12,884              --              12,884
                                                    -----------       -----------   -----------       -----------       -----------

             Total Liabilities                          533,474         1,114,978     1,648,452           (87,342)        1,561,110
                                                    -----------       -----------   -----------       -----------       -----------

      Stockholders' Equity
        Preferred stock                                    --                --            --                --                --
        Common stock                                     26,554             1,000        27,554            (1,000)(4)        27,554
                                                                                                            1,000(4)           --

        Paid in capital                                 263,311           331,093       594,404              --             594,404
        Retained earnings (accumulated                 (315,287)          168,227      (147,060)          (10,000)(3)      (124,937)
        deficit)                                                                                           32,123(5)
                                                    -----------       -----------   -----------       -----------       -----------

            Total Stockholders' Equity                  (25,422)          500,320       474,898            22,123           497,021
                                                    -----------       -----------   -----------       -----------       -----------

        Total Liabilities &
    Stockholders' Equity                            $   508,052       $ 1,615,298   $ 2,123,350       $   (65,219)      $ 2,058,131
                                                    ===========       ===========   ===========       ===========       ===========


    See Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)

PRINTONTHENET.COM, INC.
Pro Forma Combined Condensed Statement of Operations (Unaudited)

                                                   POTN
                                             For the period
                                             from January 27,     PrintAmerica
                                             1999 (Inception)     For the Nine
                                                 through          Months Ended                     Pro Forma      Pro Forma
                                         September 30, 1999     September 30, 1999    Combined     Adjustments     Combined
                                         --------------------   ------------------   ----------   ------------    ---------
Net sales                                  $     75,433           $  1,947,168      $  2,022,601  $   (3,206)(2) $  2,019,395

Cost of sales                                    31,046              1,204,094         1,235,140      (3,206)(2)    1,231,934
                                           ------------           ------------      ------------  ----------     ------------

      Gross profit                               44,387                743,074           787,461        --            787,461

Selling, General and Administrative
        Expenses                                357,166                502,667           859,833      10,000 (3)      869,833
                                           ------------           ------------      ------------  ----------     ------------

Income (loss) from operations                  (312,779)               240,407           (72,372)    (10,000)         (82,372)


Interest expense                                  2,508                111,913           114,421        --            114,421
                                           ------------           ------------      ------------  ----------     ------------

Income (loss) before taxes                     (315,287)               128,494          (186,793)    (10,000)        (196,793)

Provision for income taxes                         --                   32,123            32,123     (32,123)(5)         --
                                           ------------           ------------      ------------  ----------     ------------

     Net income (loss)                     $   (315,287)          $     96,371      $   (218,916) $   22,123     $   (196,793)
                                           ============           ============      ============  ==========     ============

Basic and Diluted Earnings per Common
Share                                             (0.01)                  --                --          --              (0.01)
                                           ============           ============      ============  ==========     ============

     Average common shares outstanding       26,424,774                   --                --     1,000,000       27,424,774
                                           ============           ============      ============  ==========     ============


NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (Unaudited)

(1) Represents a reclassification of PrintAmerica's bank overdraft to cash to reflect the net cash balance of the combined entities.
(2) Represents the elimination of intercompany billings from PrintAmerica to POTN as well as elimination of the related unpaid balances due by POTN to Print America.
(3)  Represents the estimated one time Acquisition related costs.
(4) Represents the elimination of the common stock of PrintAmerica pursuant to the subsequent merger, offset by recording one million shares of unregistered $.001 par value common stock issued by POTN to the sellers of Print America.
(5) For tax purposes POTN has sufficient accumulated losses to offset the income generated by PrintAmerica, and therefore no deferred taxes are being presented relating to the net operating loss carryforward.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PRINTONTHENET.COM, INC.

Dated: January 13, 2000                     By: /s/ Benjamin Rogatinsky
                                                -------------------------
                                                Benjamin Rogatinsky
                                                Chief Executive Officer
                                                and Director

                                    EXHIBITS






Exhibit No.        Exhibit
-----------        -------



    2              Stock Purchase Agreement By and Among PrintOnTheNet.com, Inc.
                   and Reuben and Shulamit Rogatinsky as Tenants by the Entireties.